UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Z SQUARED INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 South Andrews Ave., Suite #700 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

305-697-0792

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZSQR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on June 18, 2026, Z Squared Inc. (the “Company”) and Paradox Data, LLC, a Florida limited liability company (“Paradox Data”), entered into a binding letter of intent contemplating the acquisition by the Company of a majority of the outstanding membership interests of Paradox Data. The parties subsequently agreed to restructure the transaction as an acquisition by the Company of one hundred percent (100%) of the outstanding membership interests of Paradox Data.

On July 31, 2026, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Paradox Infrastructure LLC, a Florida limited liability company (“Seller”), Paradox Data and, solely for purposes of the specified owner provisions set forth therein, the owner parties named therein, pursuant to which the Company will acquire from Seller 100% of the outstanding membership interests of Paradox Data (the “Transaction”). At the closing of the Transaction (the “Closing”), Paradox Data’s assets will include a data center site in El Dorado, Union County, Arkansas, the existing building located thereon, immersion-cooling infrastructure, an electric service arrangement with Entergy Arkansas, LLC supporting the development of AI-compute capacity, and rights to acquire up to ten additional acres under an existing land contract.

At the Closing, the Company will issue to Seller 5,000 shares of a newly designated series of preferred stock, the Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), with a stated value of $1,000 per share ($5,000,000 in the aggregate). Following the Closing, the Company will make milestone payments of up to $20,000,000 in the aggregate, payable in additional shares of Series A Preferred Stock to Seller and to Paradox Energy, LLC, an affiliate of Seller (“Energy”), upon the achievement of specified request-for-service and energization milestones of up to 150 MW of capacity, with Milestones 2 through 4 each payable in two installments. The milestone payment obligations are not subject to any expiration or sunset date, and continue until all milestones and installments have been paid or waived. If all milestones are achieved, the aggregate consideration under the MIPA would be $25,000,000 in stated value.

The Series A Preferred Stock will accrue dividends at a rate of 8.0% per annum, payable quarterly in cash or in kind, at the election of the holder. Each share will be convertible at the holder’s option into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price of $7.45 per share for shares issued at the Closing and, for shares issued in satisfaction of milestone payments, the lesser of the Nasdaq official closing price on the trading day immediately preceding the applicable achievement date and 110% of the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)) as of such date, in each case subject to customary adjustments. The Series A Preferred Stock is subject to mandatory conversion if the closing price of the Common Stock equals or exceeds 250% of the applicable conversion price for 20 consecutive trading days, votes with the Common Stock on an as-converted basis subject to a voting floor price, carries a liquidation preference equal to stated value plus accrued and unpaid dividends, and is subject to beneficial ownership conversion limitations. The terms of the Series A Preferred Stock will be set forth in a certificate of designation to be filed with the Secretary of State of the State of Delaware prior to the Closing. The MIPA also provides the holders of the Series A Preferred Stock with customary piggyback registration rights with respect to the shares of Common Stock issuable upon conversion, and requires the Company to timely file its Exchange Act reports so as to permit resales in reliance on Rule 144 under the Securities Act; the MIPA does not grant demand or mandatory shelf registration rights.

Shares of Common Stock issuable upon conversion of the Series A Preferred Stock are capped at 19.99% of the Company’s outstanding Common Stock, measured immediately prior to execution of the related June 18, 2026 letter of intent, unless the Company obtains stockholder approval under Nasdaq Listing Rule 5635. If such approval is required and is not obtained within 90 days after submission of the matter to stockholders, the affected portion of the consideration is instead payable in cash at $1,000 per share within five business days.

The Closing is subject to customary conditions, including the completion of specified pre-Closing asset and real property transfers to Paradox Data, the release of liens, the negotiation in good faith and execution at the Closing of a lease agreement pursuant to which Seller will lease back the existing building, and the delivery of customary certificates and resignations, and is expected to occur within 30 days after signing. The MIPA contains customary representations, warranties, covenants and indemnification provisions, including a deductible, a cap on general indemnification claims of $750,000 and an overall cap generally equal to the consideration received, with indemnification claims satisfied first by set-off against milestone payments and surrender of shares.

Jeffery Harris, the Company’s Chief Technology Officer, holds an indirect interest in Seller through a minority membership interest in an indirect owner of Seller, and a 24% membership interest in Energy, and accordingly has an indirect interest in the Transaction of approximately $3.6 million if all milestones are achieved in full. The Transaction was reviewed and approved as a related person transaction by the Audit Committee of the Company’s Board of Directors, and approved by the Board of Directors, in accordance with the Company’s related person transaction policy and Item 404 of Regulation S-K.

The foregoing description of the MIPA does not purport to be complete and is qualified in its entirety by reference to the full text of the MIPA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 29, 2026, the Company delivered to Moneta Advisory Partners, LLC (“MAP”) a notice of termination, effective as of July 29, 2026 (the “Termination Date”), that certain Corporate Services Agreement, dated as of January 23, 2026 (the “MAP Agreement”), between Z Squared Inc., a Wyoming corporation (now Z Squared OpCo Inc., a wholly-owned subsidiary of the Company), and MAP, pursuant to which MAP provided corporate advisory and related services. No early termination penalty, severance or termination fee is payable by the Company in connection with the termination.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference. The shares of Series A Preferred Stock issuable under the MIPA, and the shares of Common Stock issuable upon conversion thereof, will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D thereunder, based upon representations of the recipients, including as to their status as “accredited investors,” and the absence of any general solicitation. Such shares will constitute “restricted securities” under Rule 144 under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On August 3, 2026, the Company issued a press release announcing the entry into the MIPA described under Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing and consummation of the Transaction, the achievement of milestones and related consideration, and the effects of the termination of the MAP Agreement. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that closing conditions to the Transaction are not satisfied, that required stockholder or Nasdaq approvals are not obtained, risks relating to the Company’s ability to continue as a going concern, and other risks described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated as of July 31, 2026, by and among Z Squared Inc., Paradox Infrastructure LLC, Paradox Data, LLC, and the Owner Parties named therein.*
99.1	Press Release dated August 3, 2026, titled “Z Squared Inc. Signs Definitive Agreement to Acquire 100% of Paradox Data and Its Union County Campus.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to the MIPA have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2026

Z SQUARED INC.

By:	/s/ David Halabu
Name:	David Halabu
Title:	Chief Executive Officer

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